 EXHIBIT 99.1

SUPER LEAGUE GAMING, INC. PRICES AT-THE-MARKET $6,387,500 COMMON STOCK OFFERING

SANTA MONICA, CA, May 13, 2020 – SUPER LEAGUE GAMING, INC. (NASDAQ: SLGG) (“Super League Gaming” or the “Company”), a global leader in competitive video gaming and esports entertainment for everyday players around the world, today announced it has entered into securities purchase agreements with institutional investors for the purchase and sale of 1,825,000 shares of common stock, par value $0.001 per share at an offering price of $3.50 per share, pursuant to a registered direct offering, priced at-the-market under Nasdaq rules. The gross proceeds of the offering will be approximately $6,387,500 before deducting fees and other estimated offering expenses. The closing of the registered direct offering is expected to take place on or about May 15, 2020, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-237626) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by Super League Gaming with the SEC.  When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, New York 10022 or by email at prospectus@allianceg.com.

About Super League Gaming, Inc.

Super League Gaming, Inc. (SLGG) is a leading esports community and content platform for competitive, everyday gamers, fans and friends of all ages and skill levels. With a focus on positive and inclusive gameplay, Super League enables players to experience their sport like the pros while also developing sportsmanship, communication and team-building skills. Powered by a proprietary technology platform, Super League operates physical and digital experiences in partnership with publishers of top-tier games. Local movie theatres, PC cafes, restaurant and entertainment venues are transformed into esports arenas where gamers compete, socialize, spectate and celebrate the amateur esports lifestyle. Super League’s platform offers unique amateur esports experiences that not only ratchet up the competition for avid gamers, but also attract audiences with elite amateur broadcasts that transform physical venues as well as fuel SuperLeagueTV’s Twitch and YouTube channels.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of events that took place during and subsequent to the quarter ended March 31, 2020, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings that we make from time to time with the Securities and Exchange Commission which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Media Contact:

Gillian Sheldon
Super League Gaming
gillian.sheldon@superleague.com

Investor Relations:

Sean McGowan and Cody Slach
Gateway Investor Relations
SLG@gatewayir.com